Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 13, 2019, Repay Holdings Corporation (“the Company”), through its indirect majority owned subsidiary Repay Holdings, LLC (together with the Company, “REPAY”), the members of TriSource Solutions, LLC (“TriSource”) and certain other parties entered into a Securities Purchase Agreement dated effective as of August 13, 2019 (as amended or supplemented from time to time, the “Purchase Agreement”), pursuant to which REPAY acquired TriSource (the “Acquisition”). Under the terms of the Purchase Agreement, the aggregate consideration paid at closing by REPAY was approximately $60 million in cash. In addition to the closing consideration, the Purchase Agreement contains a performance based earnout based on future results of the acquired business, which could result in an additional payment to the former owners of TriSource of up to $5 million. The Acquisition was financed with a combination of cash on hand and committed borrowing capacity under the Company’s existing credit facility.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2019 combines the historical balance sheet of REPAY as of June 30, 2019 and the historical consolidated balance sheet of TriSource as of June 30, 2019, giving effect to the Acquisition as described below on a pro forma basis as if it had been completed on June 30, 2019. The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 combines the historical consolidated statement of operations of REPAY for the six months ended June 30, 2019 and the year ended December 31, 2018 with the historical consolidated statement of operations of TriSource for the six months ended June 30, 2019 and the year ended December 31, 2018, giving effect to the Acquisition as described on a pro forma basis as if it had been completed on January 1, 2018. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

For the purposes of the unaudited pro forma condensed combined financial information, REPAY shall refer to Hawk Parent Holdings LLC the parent entity of Repay Holdings, LLC and direct majority owned subsidiary of Repay Holdings Corporation. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the following historical financial statements and accompanying notes of TriSource, which are included elsewhere in this Current Report on Form 8-K:

●	TriSource’s unaudited financial statements as of and for the six months ended June 30, 2019 and 2018 and the related notes; and

●	TriSource’s audited financial statements as of and for the year ended December 31, 2018 and the related notes.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are related and/or directly attributable to the Acquisition, are factually supportable and are expected to have a continuing impact on the Company’s operating results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon completion of the Acquisition. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements and described in the notes thereto reflect, among other things, the completion of the Acquisition.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of ASC 805 on the basis of REPAY as the accounting acquirer. Accordingly, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their estimated fair values as of the closing of the Acquisition, with any excess purchase price allocated to goodwill. REPAY has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of REPAY based on the information currently available and are subject to change once additional analyses are completed.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Acquisition occurred on the dates indicated or the future results that the Company will experience. The unaudited pro forma condensed combined financial information is not necessarily indicative of results as of or for periods after June 30, 2019.

In addition, the pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2019
(UNAUDITED)

	REPAY Historical	TriSource Historical		Adjustments		Combined Pro Forma

Assets
Cash and cash equivalents	$10,899,215	$3,392,853		$(10,813,072	)(a)	$-
				(3,392,853	)(b)
				(86,143	)(c)
Accounts receivable	7,019,713	2,797,872				9,817,585
Prepaid expenses and other	865,227	56,908				922,135
Other Current Assets	-	-				-
Total current assets	18,784,155	6,247,633		(14,292,068)		10,739,719

Property, plant and equipment, net	1,162,997	416,654				1,579,651
Related party receivable		294,815		(294,815	)(d)	-
Restricted cash	7,412,156	486,110				7,898,266
Intangible assets, net of amortization	66,172,294	437,071		31,062,929	(e)	97,672,294
Goodwill	119,529,202	2,500,000		27,520,300	(e)	149,549,502
Other assets	-	-				-
Total noncurrent assets	194,276,649	4,134,650		58,288,415		256,699,714
Total assets	$213,060,804	$10,382,282		$43,996,347		$267,439,433

Liabilities
Accounts payable	$1,701,415	$2,306,470		$9,455,599	(f)	$13,463,484
Accrued expenses	7,928,992	159,329	(1)			8,088,321
Current maturities of long-term debt	4,900,000	-		1,000,000	(g)	5,900,000
Total current liabilities	14,530,407	2,465,799		10,455,599		27,451,805

Long-term debt, net of current maturities	83,568,906	-		38,801,329	(g)	122,370,235
Seller’s note	-	-				-
Line of credit	3,500,000	-				3,500,000
Indebtedness to related parties	-	-				-
Oher liabilities	16,863	492,045	(2)	2,250,000	(h)	508,908
Total noncurrent liabilities	87,085,769	492,045		41,051,329		126,379,143
Total liabilities	$101,616,176	$2,957,844		$51,506,928		$156,080,947

Commitment and Contingencies

Members’ Equity	$111,444,628	$7,424,438		$(7,510,581)	(i)	$111,358,485
Total liabilities and members’ equity	$213,060,804	$10,382,282		$43,996,347		$267,439,433

See accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019
(UNAUDITED)

	REPAY Historical	TriSource Historical		Adjustments		Combined Pro Forma
Revenue
Processing and service fees	$46,969,843	$15,839,771	(1)	$(2,558,423	)(aa)	$60,251,191
Interchange and network fees	28,512,816	-				28,512,816
Total Revenue	75,482,659	15,839,771		(2,558,423)		88,764,007

Expenses
Interchange and network fees	28,512,816	-				28,512,816
Cost of services	12,008,968	9,631,097	(2)	(2,558,423	)(aa)	19,081,641
Selling, general and administrative	17,132,179	3,230,135	(3)			20,362,314
Depreciation and amortization	5,889,627	56,089	(3)	2,045,833	(bb)	7,991,549
Change in fair value of contingent consideration	-	-				-
Total operating expenses	63,543,590	12,917,321		(512,590)		75,948,320
(Loss) income from operations	11,939,069	2,922,451		(2,045,833)		12,815,686
Other Income (Expenses)
Interest expense	(2,918,628)	(36,974)		(1,186,380	)(cc)	(4,141,981)
Interest income	-	10,095				10,095
Other income (expense)	38	1,390				1,428
Total other income (expenses)	(2,918,590)	(25,489)		(1,186,380)		(4,130,459)
Net Income	$9,020,479	$2,896,961		$(3,232,213)		$8,685,227

See accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018
(UNAUDITED)

	REPAY Historical	TriSource Historical		Adjustments		Combined Pro Forma
Revenue
Processing and service fees	$82,186,411	$27,751,591	(1)	$(3,921,925	)(aa)	$106,016,077
Interchange and network fees	47,826,529	-				47,826,529
Total Revenue	130,012,940	27,751,591		(3,921,925)		153,842,606

Expenses
Interchange and network fees	47,826,529	-				47,826,529
Cost of services	27,159,763	17,233,937	(2)	(3,921,925	)(aa)	40,471,775
Selling, general and administrative	29,097,302	6,354,909	(3)			35,452,211
Depreciation and amortization	10,421,000	124,283	(3)	4,091,667	(bb)	14,636,950
Change in fair value of contingent consideration	(1,103,012)	-				(1,103,012)
Total operating expenses	113,401,582	23,713,129		169,742		137,284,453
(Loss) income from operations	16,611,358	4,038,462		(4,091,667)		16,558,153
Other Income (Expenses)
Interest expense	(6,072,837)	(40,561)		(2,244,638	)(cc)	(8,358,036)
Interest income	-	-				-
Other income (expense)	(1,078)	142,053				140,975
Total other income (expenses)	(6,073,915)	101,492		(2,244,638)		(8,217,061)
Net Income	$10,537,443	$4,139,954		$(6,336,305)		$8,341,092

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition and basis of presentation

Description of the Acquisition

On August 13, 2019, Repay Holdings Corporation (the “Company”), through its indirect majority owned subsidiary Repay Holdings, LLC (together with the Company, “REPAY”), the members of TriSource Solutions, LLC (“TriSource”) and certain other parties entered into a Securities Purchase Agreement dated effective as of August 13, 2019 (as amended or supplemented from time to time, the “Purchase Agreement”), pursuant to which REPAY acquired TriSource (the “Acquisition”). Under the terms of the Purchase Agreement, the aggregate consideration paid at closing by REPAY was approximately $60 million in cash. In addition to the closing consideration, the Purchase Agreement contains a performance based earnout based on future results of the acquired business, which could result in an additional payment to the former owners of TriSource of up to $5 million. The Acquisition was financed with a combination of cash on hand and committed borrowing capacity under the Company’s existing credit facility. The Purchase Agreement contains customary representations, warranties and covenants by REPAY and the former owners of TriSource, as well as a customary post-closing adjustment provision relating to working capital and similar items.

TriSource, founded in 2007, provides back-end transaction processing services to independent sales organizations (“ISO’s”) and operates as a direct ISO on behalf of its owned portfolios and external sales agents. Since 2012, REPAY has used TriSource as one of its primary third-party processors for back-end settlement solutions when REPAY facilitates a transaction as a merchant acquirer. REPAY’s processing agreement with TriSource was entered into in 2012 and was most recently amended as of September 30, 2018. Payments processed through TriSource represented $6.0 billion in payment volume during the year ended December 31, 2018.

Basis of Presentation

TriSource constitutes a business, with inputs, processes, and outputs. Accordingly, the Acquisition constitutes the acquisition of a business for purposes of ASC 805, and due to the changes in control from the Acquisition is accounted for using the acquisition method.

Under the acquisition method, the acquisition date fair value of the gross consideration paid by REPAY to close the acquisition was allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the acquisition are based on certain currently available information and certain assumptions and methodologies that REPAY believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. REPAY believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Acquisition contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of REPAY and TriSource.

2. Accounting Policies

The Company will perform a comprehensive review of TriSource’s accounting policies. As a result of the review, management may identify differences between the accounting methodologies of REPAY and TriSource, which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did identify that the revenue recognition policy could have a material impact on the unaudited pro forma condensed combined financial information. An evaluation of TriSource’s revenue recognition policy under ASC 605 could result in material but offsetting adjustments to both interchange and network fee revenue and expense. As such, the unaudited pro forma condensed combined financial information does not include any adjustments for accounting policy differences.

3. Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of TriSource’s assets acquired and liabilities assumed, as if the acquisition date was June 30, 2019 is presented below. REPAY has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of REPAY based on the information currently available and are subject to change once additional analyses are completed. Furthermore, the final purchase price of the TriSource is subject to the settlement of certain closing adjustment items pursuant to the Securities Purchase Agreement, including, among others, transaction expenses and working capital adjustments.

Calculation of consideration per the Securities Purchase Agreement
Cash Consideration	$60,070,000
Contingent consideration	2,250,000
Total consideration	$62,320,000

Recognized amounts of identifiable assets acquired and liabilities assumed
Accounts receivable	$2,797,872
Prepaid expenses and other current assets	56,908
Property, plant and equipment, net	416,654
Restricted cash	486,110
Accounts payable and accrued expenses	(2,465,799)
Other liabilities	(492,045)
Identifiable intangible assets	31,500,000
Goodwill	30,020,300
Net assets acquired	$62,320,000

Intangible Assets. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The noncompetition agreements intangible assets represent the value of the existing noncompetition agreements for specific key personnel. The trade name intangible asset represents the TriSource trade names, which was valued using the relief-from-royalty method. The developed technology intangible asset represents the software developed by REPAY employees and contractors for the purpose of generating income for REPAY, valued using the relief-from-royalty method. The merchant relationships intangible asset represents the existing customer relationships, valued using a discounted cash flow model using projected sales growth and customer attrition. The channel relationship intangible asset represents existing employees focused on business development and relationship management.

	Fair Value	Useful life
Identifiable intangible assets	(in thousands)	(in years)
Non-competition agreements	$250	2
Trade names	800	Indefinite
Developed technology	3,950	3
Customer and agent relationships	26,500	10
	$31,500

Goodwill. Approximately $30.0 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforce of TriSource.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Company determines that the value of goodwill has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

4. Reclassifications of TriSource’s Financial Statements

Certain historical financial information of TriSource has been reclassified to conform to the presentation used by REPAY. These reclassifications include:

Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	The reclassification of $159,329 of accrued expenses from accounts payable and accrued expenses.

(2)	The reclassification of $492,045 of merchant deposits to other liabilities.

Unaudited Pro Forma Condensed Combined Statement of Operations

(1)	The reclassification of $15,839,771 and $27,751,591 from processing and annuals fees to processing and service fees for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively.

(2)	The reclassification of $9,631,097 and $17,233,937 from direct expenses to cost of services for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively.

(3)	The reclassification of $56,089 and $124,283 from selling, general and administrative expense to depreciation and amortization expense for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively.

5. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the payment of cash consideration of $60.1 million to the selling members of TriSource, less the closing adjustments ($9.5 million), pursuant to the Securities Purchase Agreement. Further this amount is reduced by the amount of cash consideration funded by proceeds from new borrowings by REPAY ($39.8 million).

(b)	Represents the distribution of TriSource cash on hand ($3.4 million) to the selling members of TriSource.

(c)	Reflects the payment of transaction costs of $86,143, in excess of those transaction costs included in the closing adjustments, pursuant to the Securities Purchase Agreement.

(d)	Reflects the settlement of $294,815 of related party receivables, via distribution to the affiliated members.

(e)	Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including technology, trade names, non-compete agreements and customer relationships. The amount of total consideration paid, in excess of the identifiable intangibles assets and net tangibles assets represents the fair value of the goodwill. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows.

These preliminary estimates of fair value and estimated useful lives could differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

Intangible assets, net – carrying value	$437,071
Intangible assets, net – fair value	31,500,000
Pro forma adjustment to intangible assets, net	$31,062,929

Goodwill – carrying value	$2,500,000
Goodwill – fair value	30,020,300
Pro forma adjustment to goodwill, net	$27,520,300

(f)	Represents the closing adjustments to the purchase price of TriSource. The balance is comprised of change of control payments ($8.3 million), transaction expenses ($0.4 million), adjustment escrow ($0.5 million), and indemnification escrow ($0.3 million).

(g)	Reflects the issuance of $40.0 million of new debt issued at closing of the Acquisition, in the form of a delayed draw of a six-year senior secured term loan facility, entered into on July 11, 2019. The new term loan is expected to bear interest at either an adjusted LIBOR plus 4.50% per annum or alternative base rate plus 3.50% per annum. The proceeds are received net of deferred debt issuance costs of $198,671.

(h)	Represents the fair value of the contingent consideration, payable to the selling members of TriSource, pursuant to the terms of the Purchase Agreement.

(i)	Reflects the elimination of historical equity of TriSource and the adjustment for the earn-out and transaction expenses, as follows:

Reversal of TriSource members’ equity	$(7,424,438)
Transaction expenses in excess of closing adjustment	(86,143)
Pro forma adjustment to members’ equity	$(7,510,581)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(aa)	Represents the elimination of intercompany transactions between TriSource and REPAY.

(bb)	Represents incremental amortization expense related to the new fair value of intangibles of the Company at the closing of the Acquisition.

For the six months ended June 30, 2019	Non-Competition Agreements	Developed Technology	Customer & Agent Relationships
Fair value at the closing of the Acquisition	$250,000	$3,950,000	$26,500,000
Useful life (years)	2	3	10
Amortization expense through June 30, 2019	62,500	658,333	1,325,000
TriSource historical amortization expense	—	—	—
Pro forma adjustment	$62,500	$658,333	$1,325,000

For the year ended December 31, 2018	Non-Competition Agreements	Developed Technology	Customer & Agent Relationships
Fair value at the closing of the Acquisition	$250,000	$3,950,000	$26,500,000
Useful life (years)	2	3	10
Amortization expense through December 31, 2018	125,000	1,316,667	2,650,000
REPAY historical amortization expense	—	—	—
Pro forma adjustment	$125,000	$1,316,667	$2,650,000

(cc)	Represents estimated interest expense related to the incremental debt issued by the Company at the closing of the Acquisition as follows:

For the six months ended June 30, 2019
Incremental debt	$40,000,000
Interest rate(1)	6.00%
Interest on debt	1,169,824
Amortization of incremental deferred financing fees	16,556
Pro forma adjustment	$1,186,380

For the year ended December 31, 2018
Incremental debt	$40,000,000
Interest rate(1)	5.53%
Interest on debt	2,211,526
Amortization of incremental deferred financing fees	33,112
Pro forma adjustment	$2,244,638

(1)	The interest rate is calculated as the average 1-month LIBOR for the six months ended June 30, 2019 and the year ended December 31, 2018, plus a spread of 3.50%.